EXHIBIT 23

              Consent of Independent Certified Public Accountants

The Board of Directors and
Stockholders of Porta Systems Corp.
Syosset, New York

      We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Registration Statements (Reg. No. 33-12146) on Form S-8, (Reg. No. 33-41992) on Form S-8, (Reg. No. 333-48839) on Form S-3, (Reg.
No. 333-68321) on Form S-8, and (Reg. No. 333-72369) on Form S-8 of our report dated March 15, 2000, except for Notes 2 and 6 as to which the date is April 10, 2000 as they relate to the Company's senior and subordinated debt, relating to the consolidated financial statements of Porta Systems Corp. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

      We also consent to the reference to us under the caption "Experts" in the Prospectuses.

                                                  /s/ BDO Seidman, LLP
                                                  ---------------------------
                                                  BDO SEIDMAN, LLP

Melville, New York
April 12, 2000